EXHIBIT 23.1

(Letterhead of Michael L. Labertew, Esq.)

July 29, 2002

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re: Consent to be named in the S-8 Registration Statement

of Pacific International Holdings, Inc., a Utah corp., (the

"Registrant"), SEC File No. 000-30771, to be filed on or

after July 29, 2002, covering the registration

and issuance of 3,000,000 shares of common stock to qualified

Employees and Consultants pursuant to Long-Term Stock Plan

Ladies and Gentlemen:

I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

Very truly yours,

/s/Michael L. Labertew

Attorney at Law